                                                                    Exhibit 5(f)
                                                      DEPARTMENT OF THE TREASURY

INTERNAL REVENUE SERVICE
P. O. BOX 2508
CINCINNATI, OH 45201
                                        Employer Identification Number:
                                         88-0121916
Date: Nov 5, 2002                       DLN:
                                         17007070013032
MANDALAY RESORT GROUP                   Person to Contact:
C/O ROBERTA CASPER WATSON                TIMOTHY EMILY            ID# 75081
PO BOX 1102                             Contact Telephone Number:
TAMPA, FL 33601-0000                     (877) 829-5500
                                        Plan Name:
                                         MANDALAY RESORT GROUP PROFIT
                                         SHARING AND INVESTMENT PLAN
                                        Plan Number: 002

Dear Applicant:

     We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

     Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b) (3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

     The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) executed on 11/29/01.

     This determination letter is also applicable for the amendment(s) dated on 11/21/00 & 11/24/99.

     This determination letter is applicable for the plan adopted on 11/24/99.

     This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act. Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment

MANDALAY RESORT GROUP

and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub.
L. 106-554.

     This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub L. 107-16.

     The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                        Sincerely yours,


                                        /s/ Paul T. Shultz

                                        Paul T. Shultz
                                        Director,
                                        Employee Plans Rulings & Agreements


Enclosures:
Publication 794
Addendum

MANDALAY RESORT GROUP

This determination letter is also applicable for the amendment(s) dated 03/30/99 and 10/25/99.
This letter supersedes our letter dated October 21, 2002.